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                                                                     EXHIBIT 4.9

                               FIRST AMENDMENT TO
                 STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

          THIS AMENDMENT (the "Amendment") to the Stockholders Registration Rights Agreement is entered into as of January 16, 2002 and amends the Stockholders and Registration Rights Agreement, dated as of June 18, 1997 (the "Agreement"), by and among Duane Reade Inc., f/k/a Duane Reade Holding Corp., a Delaware corporation (the "Company"), and the Stockholders party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

          WHEREAS, the Company and each of the DLJ Stockholders, which are the only Stockholders holding Stockholder Shares, wish to amend the Agreement as herein provided;

          NOW, THEREFORE, being all of the parties required under Section 19 of the Agreement to amend the Agreement, the Company and the DLJ Stockholders hereby agree as follows:

          1.   The definition of "DLJ Registrable Securities" set forth in
Section 8 of the Agreement is hereby amended by deleting the second sentence and inserting the following sentence in lieu thereof:

          "As to any particular shares constituting DLJ Registrable Securities, such shares will cease to be DLJ Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act or (z) transferred by a DLJ Stockholder to the general and limited partners of such DLJ Stockholder by means of a distribution in kind on a pro rata basis."

          2. The definition of "Stockholder Shares" set forth in Section 8 of the Agreement is hereby amended by deleting the last sentence and inserting the following sentence in lieu thereof:

          "As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act or (z) transferred by a DLJ Stockholder to the general and limited partners of such DLJ Stockholder by means of a distribution in kind on a pro rata basis."

          3. Section 6 shall be deleted in its entirety and the following shall be inserted in lieu thereof: "Intentionally omitted."

          4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement.

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          5.   This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          6. All questions concerning the construction, validity and interpretation of this Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          7. From and after the date of this Amendment, all references in the Agreement to the Agreement shall be deemed to be references to the Agreement as amended hereby.

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

                                      DUANE READE INC.

                                      ------------------------------------------
                                      Name:
                                      Title:

                                      DLJ MERCHANT BANKING PARTNERS II, L.P.

                                        By: DLJ Merchant Banking II, Inc.,
                                            Managing General Partner

                                        ----------------------------------------
                                        Name:
                                        Title:

                                      DLJ MERCHANT BANKING PARTNERS II - A, L.P.

                                        By: DLJ Merchant Banking II, Inc.,
                                           Managing General Partner

                                        ----------------------------------------
                                        Name:
                                        Title:

                                      DLJ OFFSHORE PARTNERS II, C.V.

                                        By: DLJ Merchant Banking II, Inc.,
                                           Managing General Partner

                                        ----------------------------------------
                                        Name:
                                        Title:

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                                      DLJ DIVERSIFIED PARTNERS, L.P.

                                        By: DLJ Diversified Partners Inc.,
                                           Managing General Partner

                                        ----------------------------------------
                                        Name:
                                        Title:

                                      DLJ DIVERSIFIED PARTNERS - A, L.P.

                                        By: DLJ Diversified Partners Inc.,
                                            Managing General Partner

                                        ----------------------------------------
                                        Name:
                                        Title:

                                      DLJMB FUNDING II, INC.

                                        ----------------------------------------
                                        Name:
                                        Title:

                                      DLJ MILLENNIUM PARTNERS, L.P.

                                        By: DLJ Merchant Banking II, Inc.,
                                           Managing General Partner

                                        ----------------------------------------
                                        Name:
                                        Title:

                                      DLJ MILLENNIUM PARTNERS - A, L.P.

                                        By: DLJ Merchant Banking II, Inc.,
                                           Managing General Partner

                                        ----------------------------------------
                                        Name:
                                        Title: